UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 20, 2009

AMERIRESOURCE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20033	84-1084784
(Commission File Number)	(IRS Employer Identification Number)

3440 E. Russell Road, Suite 217, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

(702) 214-4249
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 16, 2009 the Company entered into a Asset Purchase Agreement with GoJoe Incorporated, for the acquisition of the assets formerly held by ATTO Solutions, LLC and in exchange for those assets the Company has agreed to the issuance and delivery of 140,000 restricted shares of the Company’s Series F Preferred stock, the shares have a stated conversion value of $700,000.  The agreement will be handled as a private sale exempt from registration under Rule 506 of Regulation D and the Securities Act of 1933.

On March 18, 2009 the Company entered into an Agreement with ATTO Enterprises, Inc., a Utah corporation to transfer all of the assets acquired from GoJoe Incorporated as described above, in exchange for 100,000 shares of the common stock of ATTO Enterprises, Inc. or 100% ownership of that corporation.  The business operation utilizing the purchased assets will be conducted in the Utah corporation.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	PAGE NO.	DESCRIPTION

10.1	3	Asset Purchase Agreement between AmeriResource Technologies Inc. and GoJoe Incorporated.

10.2	13	Asset Purchase Agreement between AmeriResource Technologies Inc. and ATTO Enterprises, Inc.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of March 2009.

AmeriResource Technologies, Inc.

By:	/s/ Delmar Janovec
Delmar Janovec, President